As filed with the Securities and Exchange Commission on January 24, 1997. Registration No. 333-18933

===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                  FORM S-3
                            REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             ____________________


                       BIOJECT MEDICAL TECHNOLOGIES INC.
             (Exact Name of Registrant as Specified in Its Charter)


                            7620 SW Bridgeport Road
                            Portland, Oregon  97224
                                (503) 639-7221
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


           Oregon                        3845                  93-1099680
----------------------------   --------------------------    ---------------
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification
                                                                 Number)
                               James C. O'Shea
                           Chief Executive Officer
                       Bioject Medical Technologies Inc.
                            7620 SW Bridgeport Road
                            Portland, Oregon  97224
                                 (503) 639-7221

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________

                                   Copies to:
                            Christopher J. Barry, Esq.
                              BOGLE & GATES P.L.L.C.
                       Two Union Square, 601 Union Street
                            Seattle, Washington  98101
                                   206-682-5151
                               ____________________

Approximate date of commencement of proposed sale to the public: At such time or from time to time after the effective date of this Registration Statement as the respective Selling Shareholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ____________________


                         CALCULATION OF REGISTRATION FEE

                                     Proposed Maximum     Proposed Maximum
Title of Shares     Amount to be         Offering         Aggregate Offering        Amount of
to be Registered    Registered(1)    Price Per Share           Price(2)       Registration Fee(3)
----------------    -------------    ------------------   ------------------  -------------------

 COMMON STOCK         7,024,986             (2)               $5,588,208            $1,649.00
================    =============    ==================   ==================  ===================
(1)  Includes an indeterminate number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).
The proposed maximum aggregate offering price for the original 6,396,000 shares registered was
$5,096,813 based on $0.796875, the average of the bid and asked prices of the Common Stock as reported on the Nasdaq National Market on December 23, 1996. The proposed maximum aggregate offering price for the additional 628,986 shares registered was $491,395 based on $0.78125, the average of the bid and asked prices of the Common Stock as reported on the Nasdaq National Market on January 10, 1997.

(3)  $1545 of the registration fee was paid at the time of the initial filing of the Registration
Statement on December 27, 1996. The remaining $149 of the registration fee was paid at the time of filing of Amendment No. 1 to the Registration Statement on January 16, 1997.


                                 ____________________

Note: This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-19833) is filed solely to clarify the information provided in the "Calculation of Registration Fee" table.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on January 16, 1997.
                                        BIOJECT MEDICAL TECHNOLOGIES INC.

                                        BY:  /s/ James C. O'Shea
                                             --------------------------------
                                             James C. O'Shea
                                             Chairman, Chief Executive Officer
                                               and President


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James
C. O'Shea and Peggy J. Miller, or either of them, his/her attorneys-in-fact, with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                             Date
---------                  -----                             ----
/s/ James C. O'Shea        Chairman of the Board, Chief      January 16, 1997
-------------------        Executive Officer and President
James C. O'Shea            (Principal Executive Officer)

/s/ Peggy J. Miller        Vice President, Chief Financial   January 16, 1997
-------------------        Officer and Secretary/Treasurer
Peggy J. Miller            (Principal Accounting and
                            Financial Officer)

*                          Director                          January 16, 1997
----------------------
William A. Gouveia

*                          Director                          January 16, 1997
--------------------
John Ruedy, M.D.

*                          Director                          January 16, 1997
---------------------
Cecil E. Spearman

*                          Director                          January 16, 1997
---------------------
Grace Keeney Fey

*                          Director                          January 16, 1997
---------------------
Eric T. Herfindal

*By: /s/ James C. O'Shea
----------------------
James C. O'Shea, Attorney-in-Fact